Exhibit 99.1

VerifyMe Reports Full Year and Fourth Quarter 2023 Financial Results

•	Cash of $3.1 million as of December 31, 2023 (with cash flow provided by operations of $0.8 million in Q4 2023 and $0.2 million in the year ended December 31, 2023)
•	2023 annual revenue of $25.3 million, compared to $19.6 million in 2022, an increase of 29%; with fourth quarter revenue of $8.7 million in Q4 2023, compared to $9.7 million in Q4 2022
•	2023 annual gross profit of $9.0 million or 36%, compared to $6.5 million or 33% in 2022; Gross Profit of $3.1 million or 36% in Q4 2023, compared to $2.8 million or 29% in Q4 2022
•	2023 annual net loss of $3.4 million, compared to a net loss of $14.4 million in 2022 (which includes the loss on the SPAC of 10.9 million); Net income of less than $0.1 million in Q4 2023, compared to net income of $0.1 million in Q4 2022
•	Adjusted EBITDA(1) of $1.1 million in Q4 2023, compared to Adjusted EBITDA of $0.7 million in Q4 2022

Lake Mary, FL – March 21, 2024 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) together with its subsidiaries, Trust Codes Global Limited (“Trust Codes Global”) and PeriShip Global LLC (“PeriShip Global”), (together “VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, supply chain traceability, authentication, anti-counterfeiting, and data-rich brand enhancement services, announced today the Company’s financial results for its full year and fourth quarter ended December 31, 2023 (“Q4 2023”).

Key Financial Highlights for Q4 2023:

•	Cash flow from operations was $0.8 million in Q4 2023
•	Quarterly consolidated revenue of $8.7 million in Q4 2023, compared to $9.7 million for the three months ended December 31, 2022 (“Q4 2022”), approximately 56% of the reduction is attributable to a large order in the Authentication segment in 2022 that did not recur in 2023, approximately 40% of the reduction was in the Precision Logistics segment due to reduced proactive shipments with low margin customers
•	Gross profit of $3.1 million or 36% in Q4 2023, compared to $2.8 million or 29% in Q4 2022
•	Net income of less than $0.1 million or ($0.00) per diluted share in Q4 2023, compared to a net income of $0.1 million or $0.01 per diluted share in Q4 2022

 __________

(1) Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures" below for information about these non-GAAP measures. A reconciliation to the most directly comparable GAAP measure, net loss, and net loss per diluted share, respectively, are included as a schedule to this release.

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•	Adjusted net income per diluted share (“Adjusted EPS”)(1) of $0.02, in Q4 2023, and $0.01 in Q4 2022, after adjusting for severance expense, loss on equity investment, impairments and acquisition-related costs
•	Adjusted EBITDA(1) of $1.1 million in Q4 2023, compared to Adjusted EBITDA of $0.7 million in Q4 2022
•	Cash of $3.1 million as of December 31, 2023

 __________

Adam Stedham, VerifyMe’s CEO and President stated, “I am pleased with our efficiency gains and margin improvements in Q4. We are enthusiastic about the strategy we articulated during the Investor Day, on February 6th. We have a strong balance sheet and 2023 was the company’s first year with positive cash flow from operations. Despite the reduced Q4 revenue, the Authentication segment’s pivot continues to progress. We are excited about our growth prospects in 2024 and believe the revenue growth will further increase our positive cash flow and create shareholder value.”

Recent Business Highlights

•	Manuka Health uses VerifyMe’s traceability platform integrated with Amazon Transparency
•	Announced Share Repurchase Plan and Reductions to Board Compensation Program
•	Hosted Investor Day in February to provide an overview of strategic objectives, operating model and business development plans. A replay can be viewed on our website.

Financial Results for the Three Months Ended December 31, 2023:

Revenue in Q4 2023 was $8.7 million, compared to $9.7 million in Q4 2022. Approximately 56% of the reduction is attributable to a large order in the Authentication segment in 2022 that did not recur in 2023, approximately 40% of the reduction was due to reduced proactive shipments with low margin customers in our Precision Logistics segment. The Precision Logistics segment accounted for 98% of the revenue for the quarter.

Gross profit in Q4 2023 was $3.1 million, compared to $2.8 million in Q4 2022. The resulting gross margin percentage was 36% for the three months ended December 31, 2023, compared to 29% for the three months ended December 31, 2022, principally due to process improvements and increased premium services revenue in the Precision Logistics segment which has higher margins.

Operating income in Q4 2023, and Q4 2022, was $0.1 million. The results for 2023 included incremental expenses related to the Trust Codes Global acquisition in March 2023, and additional stock compensation, partially offset by the improvement in gross margin.

Our net income in Q4 2023 was less than $0.1 million, compared to net income of $0.1 million in Q4 2022, primarily due to the realized loss on equity investment and impairment of inventory in 2023. The resulting earnings per diluted share in Q4 2023 was ($0.00), compared to earnings per diluted share of $0.01 in Q4 2022. After accounting for special items, which are set forth in the Non-GAAP Reconciliation – Adjusted EPS below, Adjusted EPS was $0.02 in Q4 2023, and $0.01 in Q4 2022.

Adjusted EBITDA in Q4 2023 was $1.1 million, an increase of $0.4 million, compared to an adjusted EBITDA of $0.7 million in Q4 2022. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a discussion of these non-GAAP measures. A reconciliation to the most directly comparable GAAP measure, net loss and net loss per diluted share, is included as a schedule to this release.

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At December 31, 2023, VerifyMe had a $3.1 million cash balance and $2.5 million in working capital.

At December 31, 2023, VerifyMe had 10,453,315 shares issued and 10,123,964 shares outstanding.

Earnings Call

The Company has scheduled an earnings conference call and webcast for 11:00 a.m. ET on Thursday March 21, 2024. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe's executive team. The conference call may be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=M0oIhG8d or by calling +1 (844) 282-4569 within the US, or +1 (412) 317-5614 internationally, and requesting the “VerifyMe Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of the VerifyMe website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10186772/fbaf662250.

The webcast and presentation will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), together with its subsidiaries, PeriShip Global and Trust Codes Global, is a traceability and customer support services provider using specialized software and process technology. The company operates a Precision Logistics Segment and an Authentication Segment to provide specialized logistics for time-and-temperature sensitive products, as well as item level traceability, anti-diversion and anti-counterfeit protection, brand protection and enhancement technology solutions. VerifyMe serves customers worldwide. To learn more, visit https://www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding our segments and our sales pipeline and opportunities. The words "believe," "may," "will," ”continues,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, the successful integration of our acquisitions (including the assets of PeriShip Global and Trust Codes Global), our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, severe climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, risks related to deriving revenue from some clients in the cannabis industry, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. Additionally, the Company believes Adjusted EBITDA is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. In particular, with regard to our comparison of Adjusted EBITDA for the three and twelve months ended December 31, 2023, to the three and twelve months ended December 31, 2022, we believe is useful to investors than a comparison of net income (loss) in the corresponding periods, in understanding the results of operations. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income (loss) before interest expense, extinguishment of debt, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, severance expense, unrealized gain on equity investment, loss on equity investment, impairments, change in fair value of contingent consideration and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

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Adjusted net loss per diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, is defined as loss per diluted share excluding severance expense, loss on equity investment, change in fair value of contingent consideration, gain on extinguishment of debt. impairments and one-time professional expenses for acquisitions. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

A reconciliation of EBITDA, Adjusted EBITDA and Adjusted EPS to the most comparable financial measure, net income (loss), and net income (loss) per diluted share, respectively, calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

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VerifyMe, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS

CURRENT ASSETS
Cash and cash equivalents including restricted cash	$3,095	$3,411
Accounts receivable, net of allowance for credit loss reserve, $165 and $37 as of December 31, 2023 and December 31, 2022, respectively	3,017	4,448
Unbilled revenue	1,282	1,185
Prepaid expenses and other current assets	254	333
Inventory	38	81
TOTAL CURRENT ASSETS	7,686	9,458

PROPERTY AND EQUIPMENT, NET	$240	$292

RIGHT OF USE ASSET	468	469

INTANGIBLE ASSETS, NET	6,927	6,545

GOODWILL	5,384	3,988
TOTAL ASSETS	$20,705	$20,752

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Term note, current	$500	$500
Accounts payable	3,310	3,912
Other accrued expense	988	902
Lease liability- current	170	115
Contingent liability-current	173	-
TOTAL CURRENT LIABILITIES	5,141	5,429

LONG-TERM LIABILITIES
Contingent liability, non-current	$751	$-
Long-term lease liability	307	359
Long-term derivative liability	-	3
Term note	875	1,375
Convertible note – related party	475	-
Convertible note	625	-
TOTAL LIABILITIES	$8,174	$7,166

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $0.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	-	-

Series B Convertible Preferred Stock, $0.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	-	-

Common stock, $0.001 par value; 675,000,000 shares authorized;10,453,315 and 9,341,002 shares issued, 10,123,964 and 8,951,035 shares outstanding as of December 31, 2023 and December 31, 2022, respectively	10	10

Additional paid in capital	95,031	92,987

Treasury stock as cost; 329,351 and 389,967 shares at December 31, 2023 and December 31, 2022, respectively	(659)	(949)

Accumulated deficit	(81,849)	(78,459)

Accumulated other comprehensive loss	(2)	(3)

STOCKHOLDERS' EQUITY	12,531	13,586

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,705	$20,752

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VerifyMe, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three months ended		Year Ended
	December 31, 2023	December 30, 2022	December 31, 2023	December 31, 2022

NET REVENUE	$8,713	$9,703	$25,313	$19,576

COST OF REVENUE	5,576	6,878	16,310	13,088

GROSS PROFIT	3,137	2,825	9,003	6,488

OPERATING EXPENSES
General and administrative (a)	2,734	2,215	10,586	8,428
Research and development	84	16	107	89
Sales and marketing (a)	250	494	1,638	1,718
Total Operating expenses	3,068	2,725	12,331	10,235

INCOME (LOSS) BEFORE OTHER (EXPENSE) INCOME	69	100	(3,328)	(3,747)

OTHER (EXPENSE) INCOME
Interest expenses, net	(34)	(34)	(161)	(88)
Loss on equity investment	(100)	27	(100)	(10,932)
Unrealized (loss) gain on equity investment	2	12	-	12
Change in fair value of contingent consideration	65	-	201	-
Other income (expense), net	-	3	(2)	31
Gain on extinguishment of debt	-		-	326
TOTAL OTHER (EXPENSE) INCOME, NET	(67)	8	(62)	(10,651)

NET INCOME (LOSS)	$2	$108	$(3,390)	$(14,398)

EARNINGS (LOSS) PER SHARE:
BASIC	0.00	0.01	(0.35)	(1.70)
DILUTED	0.00	0.01	(0.35)	(1.70)
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING

BASIC	9,912,505	9,158,580	9,766,469	8,466,075
DILUTED	9,912,505	9,540,600	9,766,469	8,466,075

(a)	Includes share-based compensation of $576 thousand and $1,675 thousand for the three and twelve months ended December 31, 2023, respectively, and $373 thousand $1,468 thousand for the three and twelve months ended December 31, 2022.

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VerifyMe, Inc.

Consolidated EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three months ended December 31,		Year ended December 31,

	2023	2022	2023	2022

Net Income (Loss) (GAAP)	$2	$108	$(3,390)	$(14,398)
Interest expense, net	34	34	161	88
Gain on extinguishment of debt	-	-	-	(326)
Amortization and depreciation	299	266	1,134	770

Total EBITDA (Non-GAAP)	335	408	(2,095)	(13,866)

Adjustments:

Stock based compensation	154	22	200	145
Fair value of restricted stock and restricted stock units issued in exchange for services	422	351	1,354	1,323
Severance expense	11	-	590	-
Loss (gain) on equity investment	100	(27)	100	10,932
Change in fair value of contingent consideration	(65)	-	(201)	-
Unrealized gain on equity investment	(2)	(12)	-	(12)
Impairments	156	-	190	-
One-time professional expenses for acquisitions	-	-	278	661

Total Adjusted EBITDA (Non-GAAP)	$1,111	$742	$416	$(817)

VerifyMe, Inc.

Consolidated EPS and Adjusted EPS Reconciliation Table
(Unaudited)

	Three months ended December 31,		Year ended December 31,

	2023	2022	2023	2022

Income (Loss) per share (GAAP)	$-	$0.01	$(0.35)	$(1.70)
Severance expense, per share	-	-	0.06	-
Loss on equity investment, per share	0.01	-	0.01	1.29
Change in fair value of contingent consideration, per share	(0.01)	-	(0.02)	-
Gain on extinguishment of debt, per share	-	-	-	(0.04)
Impairments	0.02	-	0.02	-
One-time professional expenses for acquisitions, per share	-	-	0.03	0.08
Total Adjusted EPS (Non-GAAP)	$0.02	$0.01	$(0.25)	$(0.37)

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